CONSULTING SERVICES AGREEMENT

Agreement made, effective as of December 1, 2010, by and between Black Hills Corporation, a South Dakota corporation, with its principal office located at 625 Ninth Street, Rapid City, South Dakota (referred to in this Agreement as “Black Hills or Company”), Thomas M. Ohlmacher, and T.O.P, LLC, a South Dakota limited liability company (referred to in this Agreement as “Contractor”).

RECITALS

A.
Company is an integrated energy company, engaged in regulated (electric and gas utility) and non-regulated (fuel production, energy marketing, wholesale power generation) business activities, principally in the United States. The term “Company” as used in this Agreement refers to Black Hills Corporation, Inc., and all of its subsidiaries.

B.
Contractor is engaged in the business of providing consulting services for strategic and project development activities in the utility and energy industries. Contractor’s managing member, Thomas M. Ohlmacher (hereinafter “Ohlmacher”), has been employed by the Company in various capacities for over thirty-six years, but has announced his plan to retire from his employment with the Company, effective March 30, 2011. Ohlmacher has substantial experience in the above-designated business activities, and the Company now seeks to secure the services of Contractor, following Ohlmacher’s retirement, as an independent contractor/consultant.

C.	Contractor is willing to provide services as a consultant upon termination of Ohlmacher’s active employment with the Company, on the terms, covenants, and conditions set forth in this Agreement.

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

SECTION ONE
GENERAL PROVISIONS

A.
Term of Agreement.  From and after March 30, 2011, Ohlmacher shall be deemed to have retired from and therefore terminated his employment with the Company for all purposes, including determination of his eligibility for benefits under Company benefit plans relating to retirees. From March 30, 2011 until September 30, 2012, ("Contract Term") Company hereby engages and hires Contractor as an independent contractor and consultant, to advise Company on strategic, project development and operating matters related to both its Regulated and Non-Regulated business activities. Contractor accepts and agrees to such hiring and engagement. The parties may extend the term of this Agreement on such terms as are provided in a written modification of this Agreement, signed by both parties.

B.
Duties of Contractor.  As a contract consultant, Contractor will not be considered an officer or employee of Company or any of its subsidiaries. This engagement shall not include any policy-making or approval authority on behalf of the Company or its subsidiaries, nor shall Contractor be authorized to bind the Company to any agreements, liability or understanding, express or implied. Contractor shall provide consultation services as requested, which are customarily performed in the energy or utility industries, including services commonly supplied by consultants to regulated utilities or independent power producers in matters pending before public utilities commissions. Contractor and Ohlmacher shall also assist and consult, as needed, with representatives of Company, including its inside or outside counsel, relative to any regulatory proceeding, civil dispute, or pending or threatened litigation or arbitration, related to business activities of the Company. In the performance of such services, the location, nature of work and the hours Contractor expends or devotes on any given day will be entirely within Contractor’s control, except for services and time commitments required to work with legal counsel and other consultants to prepare and provide testimony as a witness in any judicial or regulatory proceeding.

C.
Best Efforts.  Contractor agrees that it will at all times faithfully, industriously, and to the best of its ability, perform all of the assignments requested or required of and from Contractor pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of Company, and in accordance with Company policies, applicable law and regulations. Contractor will advise Company at least thirty days in advance of any time period in which Ohlmacher’s travel or other plans or commitments render him unavailable for in-person office consultation or performance of services, for a period greater than ten (10) days.

D.	The parties agree that the Change of Control Agreement between Company and Ohlmacher shall be cancelled upon the execution of this Agreement.

SECTION TWO
COMPENSATION OF CONTRACTOR

A.           During the Contract term, the parties agree as follows:

1.
As an independent contractor, with respect to any services performed during the Contract term, Contractor shall pay when due all required employment taxes, federal or state income tax, or other tax on any monies paid by the Company pursuant to this Agreement. Contractor acknowledges that as a consultant, it is not entitled to unemployment insurance benefits or other benefits customarily provided by the Company to its active Contractors.

2.
Company shall reimburse Contractor for all reasonable and necessary expenses incurred by Contractor while engaged in the performance of services on behalf of Company, and which are accurately and completely documented.

3.	In compensation for services, including the non-competition and other provisions of Section Three, below, Company shall pay to Contractor:

a.	On January 15, 2012, a lump sum of One Hundred Forty-Three Thousand Seven Hundred Fifty Dollars ($143,750.00); and

b.	On September 30, 2012, a lump sum of One Hundred Forty-Three Thousand Seven Hundred Fifty Dollars ($143,750.00).

SECTION THREE
NON-COMPETITION, AVOIDANCE OF CONFLICTS, NON-SOLICITATION/NO HIRE AND CONFIDENTIALITY

A.
Non-Competition Agreement.  Contractor acknowledges that in performing services under this Agreement, it will have access to material, non-public information regarding the Company, its business plans, operations and strategies. During the Contract term, therefore, Contractor and its members, employees and representatives agree that without first receiving a written waiver from Company, they will not: (1) provide similar services, as an individual officer, director, employee, contractor or consultant, to any other business that is or may become a competitor of Company or any of its subsidiaries, in any state of the United States or province of Canada in which Company or its subsidiaries engaged in business on the date Ohlmacher retired from active employment with the Company; or (2) acquire, own or control an interest, directly or indirectly, as partner, officer, director, shareholder, contractor, or employee, in any other business that is or may become a competitor of Company or any of its subsidiaries, in any state of the United States or province of Canada in which Company or its subsidiaries engaged in business on the date Ohlmacher retired from active employment with the Company. In its sole discretion, Company may decline to provide a waiver if, in the exercise of its judgment, such work presents an actual or potential conflict of interest. Nothing contained in this section shall be deemed to prevent or to limit the right of Contractor or Ohlmacher to passively invest any money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange. Since Contractor will acquire or have access to information that is of a highly confidential and secret nature, in the event Contractor seeks to perform any services for any other person or firm engaged in the same or similar business as that of Company during the term of this Agreement, although not in competition with Company or its subsidiaries, Contractor shall fully and promptly disclose to Company the nature of the work and the identity of the other party or business, in advance of performing any such work.

B.
Avoidance of Conflicts of Interest and Confidentiality.  Ohlmacher has been nominated to serve as a member of the board of directors of The Empire District Electric Company (NYSE:EDE). If elected, the parties do not deem Ohlmacher’s acceptance of that position to represent a conflict of interest with respect to his or Contractor’s performance of this Agreement. Should Ohlmacher be elected as a director of The Empire District Electric Company, then during the term of this Agreement Ohlmacher further agrees that, without disclosing material, non-public information deemed confidential by The Empire District Electric Company policy, or by applicable law, he will provide Company notice of any business activity on the part of The Empire District Electric Company that could pose a conflict with the business interests of Company (to the extent such business interests are within the scope of Contractor’s duties under this Agreement). The parties shall take reasonable steps to mitigate and avoid such conflicts. Ohlmacher may accept additional appointments as a director of another public or private corporation only so long as the entity is not an actual or potential competitor, or contract counter-party of Company, or an investor-owned utility operating in the following states: Montana, Idaho, Colorado, New Mexico, Kansas, Nebraska, Iowa, Minnesota, North Dakota, South Dakota, or Wyoming. Notwithstanding the foregoing, if Ohlmacher seeks to accept appointment as a director of a company that may be subject to the prohibition of this section, Ohlmacher shall deliver to Company all information it reasonably requests regarding the prospective appointment. Company shall promptly review the information and, subject to the reasonable exercise of its discretion, Company may waive any potential conflict and permit Ohlmacher to accept the appointment. Contractor will promptly notify Company upon Ohlmacher’s acceptance of appointment or election as a director of a public or private corporation that is not subject to the prohibition of this section.

C.
Non-Solicitation/No-Hire.  Contractor, it members, employees or representatives, including Ohlmacher, agree that during the Contract Term and for a period of twelve (12) months following the termination or expiration of this Agreement, they will not, on behalf of Contractor or in any other capacity, directly or indirectly solicit, recruit or hire any employee of the Company, or any of its subsidiaries or affiliates, or otherwise induce such employees to leave the employment of Company, to become an employee of or otherwise be associated with Contractor or any company or business with which Contractor, its members or employees are or may become associated.

D.
Except as required by law Contractor shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other entity in any manner whatsoever any confidential information or trade secrets of the Company or other non-public information concerning any matters affecting or relating to the business of Company, including but not limited to any of its customers, counter-party arrangements, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other non-public information concerning the business of Company, its manner of operation, its plans, processes, financial or business strategy or other similar data. Company and Contractor specifically and expressly stipulate that as between them, such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of Company and its good will, and that any breach of the terms of this section shall be a material breach of this Agreement. All documents that Contractor reviews, prepares, or any confidential information that might be given to Contractor in the course of performing consulting services under this Agreement, are the exclusive property of Company and must remain in or be returned to Company’s possession upon termination of this Agreement.

E.
Contractor understands that in the event of a violation of any provision of this Agreement, the Company shall have the full right to seek injunctive relief, in addition to any other existing rights provided in this Agreement or by operation of law, without the requirement of posting bond. Contractor shall reimburse the Company for all costs, expenses or damages that it incurs as a result of any violation by Contractor, its members or representatives, of any provision of this Agreement. This obligation shall include court costs, litigation expenses, and reasonable attorneys' fees.

SECTION FOUR
TERMINATION

A.
In the event of any violation by Contractor of any of the terms of this Agreement, or for other just cause, Company may terminate this Agreement upon thirty (30) days' written notice. The written notice shall state the grounds for termination. For purposes of this Agreement, the term “just cause” shall mean: (i) The willful and continued failure by Contractor to perform the services set forth in this Agreement, other than any such failure resulting from Contractor’s incapacity due to physical or mental illness, unless Contractor uses reasonable efforts to correct such failure within a reasonable time after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes Contractor has not substantially performed his duties; (ii) The willful violation by Contractor of the provisions of Section Three of this Agreement, whether or not such violation materially injures the Company monetarily or otherwise; or (iii) Conviction of, or entry of a plea of nolo contendere with regard to, any felony or any crime involving moral turpitude or dishonesty of or by Contractor. For purposes of this Agreement, no act, or failure to act, on Contractor’s  part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company. In the event of termination prior to the expiration of the Contract Term, Company shall pay a pro rata portion of the sums set forth in Section 2.A.3, above, calculated by dividing the number of months of completed service by Contractor under this Agreement prior to termination, divided by eighteen, representing the number of months of the entire Contract Term.

B.
Notwithstanding anything in this Agreement to the contrary, Company may terminate this Agreement in the event that Contractor shall, during the term of this Agreement, die or become permanently disabled. Company shall provide written notice to Contractor or his personal representative of its election to terminate this Agreement for these reasons. This Agreement shall cease on the last day of the month in which the notice is delivered.

SECTION FIVE
CHOICE OF LAW AND VENUE

It is the intention of the parties that the terms of this Agreement and the parties' performance under this Agreement shall be construed and determined in accordance with and pursuant to the laws of the State of South Dakota. Any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, shall be brought or filed exclusively in the state or federal courts located in Pennington County, South Dakota.

SECTION SIX
MISCELLANEOUS PROVISIONS

A.
Complete Agreement.  This Agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date of this Agreement, supersede all other agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery of this Agreement except such representations as are specifically set forth in this Agreement. Contractor has relied on his own judgment in entering into this Agreement. The parties further acknowledge that any payments or representations that may have been made by either of them to the other prior to the date of executing this Agreement are of no effect and that neither of them has relied on such payments or representations in connection with its dealings with the other.

B.
Partial Invalidity.  The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall continue in full force and effect as if they were executed by both parties subsequent to the avoidance of the invalid provision.

C.
Non-Waiver.  The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forebearance or waiver had occurred.

D.
Modification and Assignment.  Any modification of this agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party. This Agreement may not be assigned by either party without the written consent of the other.

E.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and assigns.

F.	Notices. All notices required under this Agreement shall be delivered as follows:

If to Contractor:

T.O.P, LLC
23 Van Buren St.
Deadwood SD  57732

If to Company:

Black Hills Corporation
625 Ninth Street
P.O. Box 1400
Rapid City, South Dakota 57709
Attention: Steven J. Helmers, Senior Vice President and General Counsel

In witness and acceptance of the foregoing Agreement, the undersigned have caused it to be executed at Rapid City, South Dakota, on the date indicated below.

Black Hills Corporation

By:  /s/ Steven J. Helmers
Its:  Sr. Vice President and General Counsel
Date:  December 1, 2010

T.O.P, LLC

/s/ Tom Ohlmacher

Date:  December 1, 2010

Thomas M. Ohlmacher

/s/ Thomas M. Ohlmacher

Date:  December 1, 2010